UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Intrusion Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”) on March 10, 2022, pursuant to which, among other things, the Investor (i) purchased an unsecured promissory note (“Note #1”) in the aggregate principal amount totaling $5,350,000 in exchange for $5,000,000 less certain expenses and (ii) agreed to purchase another unsecured promissory note at the Company’s election (“Note #2” and, together with Note #1, the “Notes”) in aggregate principal amount totaling $5,350,000 in exchange for $5,000,000, with the Company’s election being subject to the Company satisfying, among others, the following conditions within six months of the issuance of Note #1: (A) obtaining stockholder approval for the issuance of shares of the Company’s common stock (“Common Stock”) in excess of 19.99% of the outstanding shares of Common Stock in connection with the potential redemption of the Notes (as described below) and (B) there being no Trigger Event (as defined in the Notes) under Note #1. If Note #2 is issued, the terms of Note #1 and Note #2 will be substantively identical. The Company expects the net proceeds from the issuance of Note #1 to be approximately $4.7 million and intends to use the proceeds from such issuance for general corporate purposes.

Under the SPA, the parties provided customary representations and warranties to each other. Also, until amounts due under the Notes are paid in full, the Company agreed, among other things, to: (i) timely make all filings under the Securities Exchange Act of 1934, (ii) ensure the Common Stock continues to be listed on the Nasdaq Stock Market (“Nasdaq”) or the New York Stock Exchange, (iii) not issue debt securities or certain equity securities where the pricing of such equity securities is tied to the public trading price of the Common Stock, in each case, without the Investor’s prior consent, and (iv) offer the Investor the right to purchase up to 10% of future equity and debt securities offerings, subject to certain exceptions and limitations. The Company also agreed under the SPA to reserve with the Company’s transfer agent 6.5 million shares of Common Stock for potential issuance under each Note for shares that may be delivered in connection with the redemption right, which reservation may be increased and decreased in certain circumstances.

The Notes have an interest rate of 7% per annum. The maturity date of each Note is 18 months from the issuance date of such Note (the “Maturity Date”). Each of the Notes carry an original issue discount totaling $350,000, which is included in the principal balance of the Note. If the Company elects to prepay the Notes prior to the Maturity Date, it must pay a premium of (i) 5%, if the prepayment occurs prior to the three-month anniversary of issuance, (ii) 7.5%, if the prepayment occurs between the three-month anniversary and six-month anniversary of issuance and (iii) 10% if the prepayment occurs after the six-month anniversary of issuance (in each case, plus the principal, interest, and fees owed as of the prepayment date).

Beginning on the date that is six (6) months after the issuance date of the applicable Note, the Noteholder has the right to redeem up to $500,000 of the outstanding balance of such Note per month. Payments may be made by the Company, generally at the Company’s option, (a) in cash, (b) by paying the redemption amount in the form of shares of Common Stock with the number of redemption shares being equal to the portion of the applicable redemption amount divided by the Redemption Conversion Price or (c) a combination of cash and shares of Common Stock. The “Redemption Conversion Price” shall equal 85% multiplied by the average of the two lowest daily volume weighted average prices per share of the Common Stock during the 15 trading days immediately preceding the date that the Noteholder delivers notice electing to redeem a portion of the Note. The Company’s right to satisfy the redemption amount in shares of Common Stock is subject to certain limitations, including (i) there not being any Equity Conditions Failure (as defined in the Note), (ii) the Noteholder and its affiliates together not owning more than 9.99% of the outstanding shares of Common Stock, and (iii) for Note #1, the aggregate shares of Common Stock issued upon redemption of Note #1 not exceeding 19.99% of the outstanding Common Stock unless the Company has obtained stockholder approval under Nasdaq rules for such issuance.

The Notes contain certain Trigger Events that generally, if uncured within five (5) trading days, may result in an event of default in accordance with the terms of the Notes (such event, an “Event of Default”). Upon a Trigger Event, the Noteholder may increase the outstanding balance by 15% for certain major Trigger Events and 5% for all other Trigger Events. Additionally, upon an Event of a Default, the Noteholder may consider the Note immediately due and payable. Upon an Event of Default, the interest rate may also be increased to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The foregoing descriptions of the SPA, Note #1 and Note #2 are summaries, do not purport to be complete and are qualified in their entirety by reference to the text of the SPA, the form of Note #1 and the form of Note #2, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively.

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Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of shares of Common Stock pursuant to the Notes, if any, will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Promissory Note #1
4.2	Form of Promissory Note #2
10.1	Securities Purchase Agreement, dated March 10, 2022, by and between Intrusion Inc. and Streeterville Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 10, 2022

INTRUSION INC.

By:	/s/ B. Franklin Byrd
B. Franklin Byrd
Chief Financial Officer

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